                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

  Filed by the Registrant [X]     Filed by a party other than the Registrant[ ]

  Check the appropriate box:
  [ ]   Preliminary Proxy Statement      [ ] Confidential, For Use of the
                                             Commission Only (as permitted by
  [X]   Definitive Proxy Statement           Rule 14a-6(e)(2))

  [ ]   Definitive Additional Materials

  [ ]   Soliciting Material Under Rule 14a-12


                                ClickAction Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount previously paid:

--------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement No.:

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      (3)    Filing Party:

--------------------------------------------------------------------------------
      (4)    Date Filed:

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

                                CLICKACTION INC.
                             ----------------------
                              2197 E. Bayshore Road
                               Palo Alto, CA 94303

                    Notice of Annual Meeting of Stockholders

                             To Be Held May 24, 2001


         On Thursday, May 24, 2001, we will hold our Annual Meeting of Stockholders at our principal executive offices located at 2197 E. Bayshore Road, Palo Alto, California. The meeting will begin at 1:00 p.m. local time.

         Only stockholders who owned stock at the close of business on April 12, 2001 can vote at the Annual Meeting or any adjournment that may take place. At the Annual Meeting, we will:

         o   Elect a Board of Directors to serve until the next Annual Meeting.

         o Approve the adoption of our 2001 Equity Incentive Plan and authorize the issuance of up to 1,700,000 shares of our common stock under the plan.

         o Ratify our appointment of KPMG LLP as our independent accountants for the current fiscal year.

         o   Transact any other business properly brought before the Annual
             Meeting.

         You can find more information about each of these proposals, including the nominees for directors, in the attached Proxy Statement. Our Board of Directors recommends that you vote in favor of each of the three proposals outlined in this Proxy Statement.

         We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

         At the Annual Meeting, we will also report on our business results for fiscal year 2000 and other matters of interest to our stockholders.


                                             By Order of the Board of Directors,



Palo Alto, California                        Sharon S. Chiu
April 19, 2001                               Secretary

                                 CLICKACTION INC.
                              2197 E. Bayshore Road
                               Palo Alto, CA 94303


                                 PROXY STATEMENT
                                     FOR THE
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001


         Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

         Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about April 19, 2001.

         In this Proxy Statement:

         o    "We," "us," "our" and the "Company" refer to ClickAction Inc.,
         o    "Annual Meeting" means our 2001 Annual Meeting of Stockholders,
         o    "Board of Directors" or "Board" means our Board of Directors,
         o    "SEC" means the Securities and Exchange Commission,
         o "Series A Preferred Stock" means our Series A 4% Cumulative Preferred Stock, and
         o "Voting Securities" means outstanding shares of our common stock and outstanding shares of our Series A Preferred Stock, voting on an as-converted basis.

         The Board set April 12, 2001 as the record date for the Annual Meeting. Stockholders of record who owned Voting Securities on April 12, 2001 are entitled to vote at and attend the Annual Meeting. 12,640,196 shares of our common stock and 3,500 shares of our Series A Preferred Stock were outstanding on April 12, 2001. The holders of Series A Preferred Stock have the right to vote on an as-converted to common stock basis. As of April 12, 2001, the 3,500 outstanding shares of Series A Preferred Stock were convertible into 925,368 shares of our common stock. Accordingly, as of April 12, 2001, we had a total of 13,565,564 Voting Securities outstanding and entitled to vote.

         We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

         The Annual Meeting will be held on Thursday, May 24, 2001, at 1:00 p.m. local time at our principal executive offices, located at 2197 E. Bayshore Road, Palo Alto, California.

Purpose of the Proxy Statement and Proxy Card

         You are receiving this Proxy Statement and proxy card from us because you owned Voting Securities on April 12, 2001, the record date. This Proxy Statement describes proposals on which we would like you, as a stockholder, to vote. It also gives you information on these proposals so that you can make an informed decision.

         When you sign the proxy card, you appoint the proxy holders named on the proxy card as your representatives at the Annual Meeting. These proxy holders will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your Voting Securities will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals to be Voted on at this Year's Annual Meeting

         You are being asked to vote on:

         o    The election of directors to serve on our Board of Directors.

         o The adoption of our 2001 Equity Incentive Plan, authorizing the issuance of up to 1,700,000 shares of our common stock under the plan.

         o The ratification of our appointment of KPMG LLP as our independent accountants for the current fiscal year.

         The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail

         To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your Voting Securities will be voted as you instruct.

You may vote in person at the meeting

         We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your Voting Securities in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding Voting Securities in "street name" means your Voting Securities are held in an account by your stockbroker, bank or other nominee and the stock certificates and record ownership are not in your name. If your Voting Securities are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your Voting Securities at the Annual Meeting.

You may change your mind after you have returned your proxy

         If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

         o    signing another proxy with a later date, or

         o    voting in person at the Annual Meeting.

Multiple Proxy Cards

         If you received more than one proxy card, it means that you hold Voting Securities in more than one account. Please sign and return all proxy cards to ensure that all your Voting Securities are voted.

Quorum Requirement

         Voting Securities are counted as present at the Annual Meeting if the stockholder either:

         o    is present and votes in person at the Annual Meeting, or

         o    has properly submitted a proxy card.

         A majority of our outstanding Voting Securities as of April 12, 2001 must be present at the Annual Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

         If your Voting Securities are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your Voting Securities are held in street name and you do not vote your proxy, your brokerage firm may either:

         o    vote your Voting Securities on routine matters, or

         o    leave your Voting Securities unvoted.

         Under the rules that govern brokers who have record ownership of Voting Securities that are held in "street name" for their clients, brokers may vote these securities on behalf of their clients with respect to "routine" matters, but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed Voting Securities that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote." Each of the three proposals outlined in this Proxy Statement are routine matters. Accordingly, brokers may vote any Voting Securities that are held in "street name" FOR each of these three proposals.

         Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

         We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your Voting Securities will be voted at the Annual Meeting.

Effect of Abstentions

         Abstentions are counted as Voting Securities that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to our stockholders for a vote.

Required Vote

         Assuming a quorum is present, the seven nominees receiving the highest number of yes votes will be elected as directors. The adoption of our 2001 Equity Incentive Plan and the ratification of the independent accountants will require the affirmative vote of a majority of Voting Securities present in person or represented by proxy at the Annual Meeting.

Vote Solicitation; No Use of Outside Solicitors

         We are soliciting your proxy to vote your Voting Securities at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Boston EquiServe, our transfer agent, who will act as the Inspector of Election. The Inspector of Election will also determine whether a quorum is present at the Annual Meeting.

         The Voting Securities represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the Voting Securities will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

         We believe that the procedures to be used by the Inspector of Election to count the votes are consistent with Delaware law concerning voting of Voting Securities and determination of a quorum.

Publication of Voting Results

         We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2001, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (650) 463-3948 or through the EDGAR system at www.sec.gov.

Other Business

         We do not know of any business to be considered at the 2001 Annual Meeting other than the three proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the Annual Meeting by March 19, 2001, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders to vote on such matters at their discretion.

Proposals for 2002 Annual Meeting

         To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by December 20, 2001 to Sharon Chiu, Secretary.

         If you submit a proposal for the 2002 Annual Meeting after December 20, 2001, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the proxy holders to vote against your proposal.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         We have nominated seven candidates for election to the Board this year. In July 2000, Donald F. Wood, a director since November 1995, resigned from the Board, and the Board appointed Randy Haykin to fill this vacancy. Detailed information regarding each nominee is provided below.

         All directors are elected annually and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each nominee listed below has consented to serve as a director.

Vote Required

         If a quorum is present, the seven nominees receiving the highest number of yes votes will be elected as directors for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the seven nominees named below. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

         The names of the nominees, their ages and other information about them are set forth below.

Name                                        Age                Position
----                                        ---                --------
David P. Mans.............................   58                Chairman of the Board
Gregory W. Slayton........................   41                President, Chief Executive Officer and
                                                               Director
Gary J. Daichendt.........................   49                Director
Howard M. Love, Jr........................   40                Director
Edwin R. Niehaus, III.....................   50                Director
Randy M. Haykin...........................   41                Director
Emerick M. Woods..........................   45                Director

         David P. Mans has served as a member of the Board of Directors since January 1988 and as our Chairman of the Board since March 1997. From January 1988 to March 1997, he was our President and Chief Executive Officer. He also served as our Chief Financial Officer from January 1988 to July 1996. Prior to January 1988, Mr. Mans held the position of Vice President of Power Projects with International Power Technologies, Inc., a co-generation company, and Vice President of Finance at Qume Corp., a computer peripherals company. Mr. Mans holds a Bachelors in Electrical Engineering from the University of Michigan and a Masters of Business Administration from Stanford University.

         Gregory W. Slayton has served as a member of our Board of Directors and as our President and Chief Executive Officer since December 1997. From March 1996 to July 1997, Mr. Slayton was the President, Chief Operating Officer and Director of ParaGraph International, a VRML tools provider. In August 1994, Mr. Slayton co-founded Worlds, Inc. and served as Senior Vice President and Chief Financial Officer until November 1995. Prior to founding Worlds, Inc., Mr. Slayton served as Vice President and Chief Financial Officer of the Paramount Technology Group at Paramount Communications Inc. Mr. Slayton was also previously a management consultant with McKinsey & Company for four years. Mr. Slayton serves on a number of boards of directors, including Quantum Corporation, inTest Corporation and Opportunity International. Mr. Slayton holds a Bachelors of Arts in Economics from Dartmouth College and a Masters of Business Administration from Harvard Business School.

         Gary J. Daichendt has served as a member of our Board of Directors since May 2000. From August 1998 to January 2001, Mr. Daichendt served as Executive Vice President, Worldwide Operations at Cisco Systems, Inc. Prior to August 1996, Mr. Daichendt served as Senior Vice President, Worldwide Operations from 1996 to 1998 and as Vice President, International Operations from 1994 to 1996 at Cisco Systems, Inc. Prior to joining Cisco Systems, Inc., Mr. Daichendt served in various sales, marketing and management positions with IBM for ten years. Mr. Daichendt also served as Vice President of Central Operations and Vice President of Worldwide Marketing at Wang Laboratories for eight years prior to joining IBM. Mr. Daichendt holds a Bachelors of Arts in Mathematics from Youngstown State University and a Master of Science in Mathematics from Ohio State University.

         Howard M. Love, Jr. has served as a member of our Board of Directors since July 1999. Mr. Love is a founder and general partner of Love Capital Partners, L.P., a private investment fund formed in 1996. From June 1984 until October 1995, Mr. Love served as President and Chairman of the Board of Inmark Development Corp, a software development tools company. Mr. Love serves as a director of Spartina Ventures, L.P. and PageWise. Mr. Love holds a Bachelors of Arts in Economics from Colgate University.

         Edwin R. Niehaus, III has served as a member of our Board of Directors since November 1999. Mr. Niehaus co-founded and is President and CEO of Niehaus Ryan Wong, Inc., a technology public relations agency. From 1984 through 1991, Mr. Niehaus headed Niehaus Public Relations. Prior to 1984, Mr. Niehaus held marketing and sales positions with various computer companies. Mr. Niehaus serves on the advisory boards of the Institute for Molecular Manufacturing and Software Development Forum. Mr. Niehaus holds a Bachelors in Engineering from Duke University.

         Randy M. Haykin has served as a member of our Board of Directors since July 2000. Mr. Haykin is the Managing Director of iMinds Ventures, a venture capital firm that he founded in 1995. Mr. Haykin served as founding VP Sales and Marketing at Yahoo Inc. from April 1995 to October 1995. Prior to 1995, Mr. Haykin was Director of Business Development at Paramount Technology Group and held various sales/marketing management roles at Apple Computer from 1988 to 1993. Mr. Haykin holds an MBA from Harvard Graduate School of Management and a B.A. from Brown University.

         Emerick M. Woods has served as a member of our Board of Directors since February 1999. Since August 1997, Mr. Woods has been President, Chief Executive Officer and a director of Vicinity Corporation, an Internet-based infrastructure marketing solutions company. From August 1996 to May 1997, Mr. Woods served as President and Chief Executive Officer of TuneUp.com, a provider of online PC support and services. Prior to August 1996, Mr. Woods held a variety of general management and executive positions at Quarterdeck, Symantec, Central Point and Microcom. Mr. Woods also previously held management consulting positions at McKinsey & Company and Booz Allen & Hamilton. Mr. Woods serves as director of Plugged In Enterprises, an East Palo-Alto, California based non-profit community outreach program. Mr. Woods holds a Masters of Business Administration from Harvard University and Bachelors of Computer Science from Yale University.

Board Committees and Meetings

         During the last fiscal year (the period from January 1, 2000 through December 31, 2000), the Board of Directors held seven meetings. Each director attended at least 75% of all Board and applicable committee meetings during the last fiscal year. The Board has an Audit Committee, a Compensation Committee and an Executive Committee.

         The Audit Committee meets with our independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee during the fiscal year ended December 31, 2000 was composed of three non-employee directors: Donald F. Wood, David P. Mans, and Gary J. Daichendt from January to July. Randy M. Haykin filled the vacancy created by Mr. Wood's departure from July to December. The Audit Committee for 2001 will be composed of David P. Mans, Randy M. Haykin and Gary J. Daichendt. The Audit Committee met four times during 2000. A copy of the written charter of the Audit Committee is attached to this proxy statement as Exhibit A.

         The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of our officers and reviews general policy relating to compensation and benefits of our employees. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee during the fiscal year ended December 31, 2000 was composed of three non-employee directors: Donald F. Wood, Edwin R. Niehaus and Emerick Woods from January to July. Howard M. Love filled the vacancy created by Mr. Wood's departure from July to December. The Compensation Committee for 2001 will be composed of three non-employee directors: Emerick M. Woods, Edwin R. Niehaus and Howard M. Love. The Compensation Committee met twice during 2000.

         The Executive Committee has the full power, authority and discretion of the Board with regard to the management of our business and affairs, except as limited by our bylaws and applicable law. The Executive Committee during the fiscal year ended December 31, 2000 was composed of five directors: Gregory W. Slayton, Emerick M. Woods, Edwin R. Niehaus, Howard M. Love and David P. Mans. The Executive Committee for 2001 will be composed of the same five directors as 2000. The Executive Committee met nine times during 2000.

         The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

         Directors do not currently receive any cash compensation for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

         Currently, all non-employee directors participate in our 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Each of our non-employee directors are automatically granted an option to purchase 40,000 shares of our common stock under the Directors' Plan when he or she is first elected to serve on the Board. In addition, each non-employee director is automatically granted an option to purchase 10,000 shares of our common stock on each anniversary of the date of his or her first election to the Board. All options granted to non-employee directors under the Directors' Plan vest in 48 equal monthly installments and have exercise prices equal to the fair market value of our common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Option grants under the Directors' Plan are non-discretionary. If the 2001 Equity Incentive Plan is approved by our stockholders at the Annual Meeting, all future grants of stock options to non-employee directors will be made under the 2001 Equity Incentive Plan. For a description of the terms of options granted to non-employee directors under the 2001 Equity Incentive Plan, see "Proposal 2 - Approval of the 2001 Equity Incentive Plan" set forth below.

         During the last fiscal year, Messrs. Love, Niehaus, Mans and Woods were granted options under the Directors' Plan to purchase 10,000 shares each at exercise prices of $16.188, $7.875, $14.25 and $17.1875 per share. During the last fiscal year, we also granted options to purchase 40,000 shares each to Messrs. Daichendt and Haykin at exercise prices per share of $14.25 and $15.984.


Recommendation of the Board:


                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE FOR ALL NOMINEES NAMED ABOVE.

                                   PROPOSAL 2

                   APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN

Background

         Our 1995 Equity Incentive Plan (the "1995 Plan") provides for the award of stock options, restricted stock (including stock bonuses) and stock appreciation rights ("SARs") to key employees and consultants. Our Directors' Plan provides for the formula award of stock options to our non-employee directors. As of April 1, 2001, 144,851 shares of our common stock remained available for award under the 1995 Plan and 3,756 shares our common stock remained available for award under the Directors' Plan. Accordingly, on April 13, 2001, the Board adopted the 2001 Equity Incentive Plan (the "2001 Plan") to provide for future awards. The Board also approved the reservation of up to 1,700,000 shares of our common stock for issuance pursuant to the 2001 Plan. If the 2001 Plan is approved by our stockholders, the Directors' Plan will terminate at that time and future formula awards of non-employee stock options will be made only under the 2001 Plan.

Purpose of the 2001 Plan

         The 2001 Plan is intended to promote our success by providing a vehicle under which a variety of stock-based incentive and other awards can be granted to our employees and consultants and to our directors who are not our employees or employees of any of our affiliates ("non-employee directors").

Description of the 2001 Plan

         The following paragraphs provide a summary of the principal features of the 2001 Plan and its operation. The 2001 Plan is set forth in its entirety as Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.

General

         The 2001 Plan provides for the award of stock options, stock appreciation rights ("SARs") and restricted stock (including stock bonuses) (collectively, "awards") to eligible Plan participants. The maximum number of shares of our common stock available for awards under the 2001 Plan will be 1,700,000 (subject to adjustment for stock splits and certain other events). If options lapse without exercise, shares subject to such options will again become available for issuance under the 2001 Plan.

Administration of the 2001 Plan

         The 2001 Plan will be administered by one or more committees appointed by our Board. If no committee has been appointed, the Board will administer the 2001 Plan. With respect to officers and directors subject to Section 16 of the Exchange Act, the members of the committee will satisfy the requirements of Rule 16b-3. With respect to grants intended to constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the members of the committee shall be "outside directors" as defined under Section 162(m). The Board shall constitute the committee with respect to all awards granted to our non-employee directors.

         Subject to the terms of the 2001 Plan, the committee has the sole discretion to determine the employees and consultants who shall be granted awards, the size and types of such awards and the terms and conditions of such awards.

Eligibility to Receive Awards

         Our employees, directors and consultants and those of our affiliates are eligible to be selected to receive one or more awards. The 2001 Plan also provides for the grant of stock options to our non-employee directors. Such options will be granted pursuant to an automatic, nondiscretionary formula.

         As of April 10, 2001, the fair market value (based on the average of the high and low trading prices) of a share of our common stock was $3.65. As of April 1, 2001, approximately 170 employees, directors and consultants were eligible to receive awards.

         Awards under the 2001 Plan will be made at the discretion of the committee. Accordingly, awards that will be made under the 2001 Plan are not determinable. Except with respect to non-employee directors, the following table sets forth information concerning awards made in fiscal 2000 under the 1995 Plan. This information may not be indicative of awards that will be made under the 2001 Plan. The figures for non-employee directors reflect the formula grants anticipated for fiscal 2001 under the 2001 Plan.

                                NEW PLAN BENEFITS

                                                         Dollar Value of      Number of Shares
Name and Position                                        Restricted Stock    Subject to Options
-----------------------------------------------------------------------------------------------
Gregory W. Slayton
     President and Chief Executive Officer                      --                511,131

Sharon S. Chiu
     Vice President and Chief Financial Officer                 --                 55,304

Joseph Cortale
     Executive Vice President, Wordwide Sales
     and Business Development                                   --                 90,000

All Executive Officers as a Group                               --                656,435

All Non-Employee Directors as a Group                           --                 70,000

All Non-Executive Officer Employees as a Group                  --                845,586

Options

         The committee may grant nonqualified stock options, incentive stock options (which are entitled to favorable tax treatment) or a combination of each under the 2001 Plan. The number of shares covered by each option will be determined by the committee, but during any fiscal year no participant may be granted options (or SARs) covering more than 800,000 shares.

         The price of the shares of our common stock subject to each stock option is set by the committee, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date (110% if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). Options intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code also must be granted with an exercise price of at least 100% of fair market value. Nevertheless, substitute options may be granted at less than fair market value to individuals who receive such options in connection with a corporate reorganization. Also, the aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000.

         The exercise price of each option must be paid in full at the time of exercise. The committee also may permit payment through the tender of shares of our common stock that are already owned by the participant or by any other means which the committee determines to be consistent with the 2001 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

         Options become exercisable at the times and on the terms established by the committee. Options expire at the times established by the committee but not later than 10 years after the date of grant. The committee may extend the maximum term of any option granted under the 2001 Plan, subject to the preceding limits.

Non-employee Director Options

         Under the 2001 Plan, each non-employee director will automatically receive, as of the non-employee director's initial appointment or election to the Board, an option to purchase 40,000 shares. Each non-employee director will also automatically receive an option to purchase 10,000 shares on each anniversary of the director's election or appointment to the Board, provided the non-employee director serves continuously as a non-employee director through the next grant date.

         The exercise price of each non-employee director option will be 100% of the fair market value (on the date of grant) of the shares covered by the option. Nevertheless, substitute options may be granted at less than fair market value to non-employee directors who receive such options in connection with a corporate reorganization. Each option will become exercisable in equal monthly installments over 48 months from the grant date, provided the non-employee director remains on the Board on each such vesting date. Vesting will accelerate in the event of a change in control as defined in the 2001 Plan. All options granted to non-employee directors generally will have a term of ten years from the date of grant. If a director terminates service on the Board prior to an option's normal expiration date, the period of exercisability of the option may be shorter, depending upon the reason for the termination.

Stock Appreciation Rights

         The committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the committee but, during any fiscal year, no participant may be granted SARs (or options) covering more than 400,000 shares. Upon exercise of an SAR, the participant will receive payment from us in an amount determined by multiplying:
(1) the fair market value of a share of our common stock on the date of exercise less the fair market value of a share of our common stock on the grant date, by
(2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of our common stock, as determined by the committee. SARs are exercisable at the times and on the terms established by the committee.

Restricted Stock Awards

         Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the committee. The number of shares of restricted stock granted to a participant, if any, will be determined by the committee.

         In determining whether an award of restricted stock should be made and/or the vesting schedule for an award, the committee may impose whatever conditions to vesting it determines to be appropriate.

Nontransferability of Awards

         Awards granted under the 2001 Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, provided that nonstatutory options may be transferable if the relevant option agreement so permits.

Tax Aspects

         A recipient of a stock option or SAR will not have taxable income upon the grant of the award. For options and SARs other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price (the "appreciation value") on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

         Purchase of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the option price.

         Unless the participant elects to be taxed at the time of receipt of restricted stock, performance units or performance shares, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash at the time of vesting.

         At the discretion of the committee, the 2001 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld or by delivering to us already-owned shares, having a value equal to the amount required to be withheld.

         We will be entitled to a tax deduction in connection with an award under the 2001 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income and if applicable withholding requirements are met. In addition, Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the new rules, including the establishment of a maximum number of shares with respect to which options or SARs may be granted to any one individual during one year. The 2001 Plan has been designed to permit the committee to grant options which satisfy the requirements of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such options.

Amendment and Termination of the 2001 Plan

         The Board generally may amend or terminate the 2001 Plan at any time and for any reason.

Vote Required

         The affirmative vote of the holders of a majority of the Voting Securities present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2001 Plan.

Recommendation of the Board:

                        THE BOARD OF DIRECTORS RECOMMENDS
                             A VOTE FOR PROPOSAL 2.

                                   Proposal 3

                Ratification Of Selection Of Independent Auditors

         The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001. KPMG has served as our independent accountants since 1992. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG as our independent auditors is not required by our bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Vote Required

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

Recommendation of the Board:

                        THE BOARD OF DIRECTORS RECOMMENDS
                             A VOTE FOR PROPOSAL 3.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the number of shares of our common stock that are owned by the directors, the Named Executive Officers identified on page 15, all officers and directors as a group, and owners of more than 5% of our outstanding common stock, as of April 1, 2001. Except as otherwise noted, the address of each person listed is c/o ClickAction Inc., 2197 E. Bayshore Road, Palo Alto, CA 94303.

                                                                          Beneficial Ownership (1)
                                                             --------------------------------------------
                                                                                            Percent of
Directors, Officers and 5% Stockholders                        Number of Shares          Common Stock (2)
---------------------------------------                        ----------------          ----------------
David P. Mans (3)......................................            1,466,485                  10.9%

Mans/Spector Living Trust (4)..........................              979,826                   7.3%

Gruber & McBaine Capital Management LLC
50 Osgood Place
San Francisco, CA 94133 (5)............................            1,474,900                  11.0%

Henry B. Dunlap Smith (6)..............................            1,130,075                   8.4%

Gregory W. Slayton (7).................................            1,097,855                   7.8%

The Tail Wind Fund Ltd.
Windemere House, 404 East Bay Street
P.O. Box SS 5539, Nassau, Bahamas (8)..................              874,527                   6.5%

Palo Alto Investors, LLC.
470 University Ave.
Palo Alto, CA 94301 (9)................................              862,020                   6.4%

Howard M. Love (10)....................................              324,333                   2.4%

Joseph Cortale (11)....................................              255,057                   1.9%

Sharon S. Chiu (12)....................................              194,439                   1.4%

Emerick M. Woods (13)..................................               36,247                   *

Randy M. Haykin (14)...................................               28,463                   *

Gary J. Daichendt (15).................................               19,998                   *

Edwin R. Niehaus (16)..................................               17,248                   *

All executive officers and directors
  as a group (9 persons) (17)..........................            3,440,125                  23.5%

--------------------
* Less than 1%.
(1) Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after April 1, 2001.
                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(2) Percentage of beneficial ownership is based on 13,374,100 shares of our common stock outstanding as of April 1, 2001, which includes the 738,777 shares of our common stock issuable upon exercise of the 3,500 shares of our Series A Preferred Stock. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after April 1, 2001, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed
     Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2000.

(3) Represents (i) 979,826 shares held in Mans/Spector Living Trust u/a, dated August 23, 1990 (the "Mans/Spector Living Trust"), (ii) 222,520 shares held in the Nicole Zeanette Spector Mans Trust, dated August 23, 1990 (the "Nicole Zeanette Spector Mans Trust"), (iii) 222,520 shares held in the Paul Sydney Spector Mans Trust, dated August 23, 1990 (the "Paul Sydney Spector Mans Trust"), and (iv) 41,619 shares issuable upon exercise of options exercisable within 60 days of April 1, 2001. Mr. Mans is a co-trustee of the Mans/Spector Living Trust and has sole voting and dispositive power with respect to 979,826 shares of our common stock. Nicole Zeanette Spector Mans and Paul Sydney Spector Mans, beneficiaries of the Nicole Zeanette Spector Mans Trust and the Paul Sydney Spector Mans Trust, respectively, are children of Mr. Mans. Mr. Mans disclaims beneficial ownership of the shares held by the Nicole Zeanette Spector Mans Trust and the Paul Sydney Spector Mans Trust and has no voting and dispositive power with respect to these shares.

(4) Mr. Mans is a co-trustee of the Mans/Spector Living Trust and has sole voting and dispositive power with respect to the 979,826 shares of our common stock.

(5) Based on information received directly from Gruber & McBaine Capital Management LLC in March 2001, Gruber & McBaine reported that it had sole voting and dispositive power with respect to 1,474,900 shares of our common stock owned by its principals and under management collectively.

(6) Based on information received directly from Mr. Dunlap in March 2001, Mr. Dunlap reported that he had sole dispositive power with respect to 1,130,075 shares of our common stock under management.

(7) Represents (i) 203,010 shares of our common stock held directly by Mr. Slayton, (ii) 108,598 shares of our common stock held by Slayton Capital,
     (iii) 865 shares of our common stock held by Interactive Minds LP, (iv) 800 shares of our common stock held by the Slayton Family Foundation, and (v) 784,582 shares issuable upon exercise of options and stock awards exercisable within 60 days of April 1, 2001. Mr. Slayton has sole voting and dispositive power with respect to 108,598 shares held by Slatyon Capital. Mr. Slayton has no voting or dispositive power with respect to the shares held by Interactive Minds LP and the Slayton Family Foundation. Mr. Slayton disclaims beneficial ownership of the shares held by the Slayton Family Foundation.

(8) Represents (i) 738,777 shares of our common stock issuable upon conversion of The Tail Wind Fund's 3,500 shares of Series A 4% Cumulative Convertible Preferred Stock as of April 1, 2001, and (ii) 135,750 shares of our common stock issuable upon exercise of an outstanding warrant.

(9) Represents (i) 834,810 shares of our common stock under its management, Palo Alto Investors, LLC filed a Schedule 13G, reporting that it had sole voting and dispositive power with respect to these shares on February 16, 2001, and (ii) 27,210 shares of our common stock issuable upon exercise of an outstanding warrant.

(10) Represents (i) 21,940 shares of our common stock held directly by Mr. Love,
     (ii) 244,000 shares of our common stock held by Love Capital Partners, LP,
     (iii) 29,552 shares of our common stock held by Spartina Ventures, LLC, and
     (iv) 28,841 shares issuable upon exercise of options exercisable within 60 days of April 1, 2001. Mr. Love has sole voting and dispositive power with respect to the shares held by Love Capital Partners, LP and Spartina Ventures, LLC. Mr. Love disclaims beneficial ownership of the 174,948 shares held by Love Capital Partners, LP and 25,385 shares held by Spartina Ventures, LLC.

(11) Includes 64,032 shares of our common stock and 191,025 shares issuable upon exercise of options exercisable within 60 days of April 1, 2001.
                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(12) Includes 69,729 shares of our common stock and 124,710 shares issuable upon exercise of options exercisable or within 60 days of April 1, 2001.

(13) Represents 36,247 shares issuable upon exercise options exercisable within 60 days of April 1, 2001.

(14) Includes 20,131 shares of our common stock held in the Randy and Patricia Haykin Trust and 8,332 shares issuable upon exercise of options exercisable or within 60 days of April 1, 2001. Mr. Haykin has sole voting and dispositive power with respect to the shares held by the Randy and Patricia Haykin Trust.

(15) Includes 10,000 shares of our common stock and 9,998 shares issuable upon exercise of options exercisable or within 60 days of April 1, 2001.

(16) Includes 1,000 shares of our common stock and 16,248 shares issuable upon exercise of options exercisable or within 60 days of April 1, 2001.

(17) Includes shares described in notes 3, 7 and 10 through 16 above.

                             EXECUTIVE COMPENSATION

Summary of Compensation

         The following table shows the compensation earned by our Chief Executive Officer and our other executive officers who earned more than $100,000 during the year ended December 31, 2000 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                       Long-Term
                                                                                     Compensation
                                                                                        Awards
                                      Year Ended                                      Securities        All Other
             Name &                ---------------      Annual Compensation           Underlying       Compensation
       Principal Position            December 31,    Salary ($)    Bonus ($) (1)      Options (#)        ($) (2)
---------------------------------  ---------------   ----------    -------------      ------------     ------------
Gregory W. Slayton                      2000          300,000          57,533           511,131              298
  President and Chief                   1999          208,333          35,569           400,000              285
  Executive Officer                     1998          200,000          20,923           320,000              274

Sharon S. Chiu                          2000          165,000          34,828            55,304              298
  Vice President and                    1999          121,667          24,362            65,000            2,093
  Chief Financial Officer               1998          115,833          14,965            50,000            1,775

Joseph Cortale                          2000          200,000         110,235            90,000              298
  Executive Vice President              1999          178,333          89,792            70,000            2,329
  Worldwide Sales and                   1998          150,000          61,145            60,000            2,307

Business Development

----------
(1) Includes bonuses earned in the indicated year and paid in subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(2) Amounts reported for fiscal year 2000 consist of a $298 premium on the Company-wide term life insurance policy.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. We granted no stock appreciation rights in fiscal year 2000.




                                             Individual Grants
                        -------------------------------------------------------------
                                          Percent of                                   Potential Realizable Value at
                          Number of     Total Options                                  Assumed Annual Rates of Stock
                         Securities       Granted to                                   Price Appreciation for Option
                         Underlying      Employees in     Exercise or     Expiration              Term (4)
                           Options       Fiscal Year      Base Price     ------------  ----------------------------
          Name         Granted (#) (1)       (2)         ($/Share) (3)       Date          5%              10%
---------------------  ---------------  -------------    -------------    -----------  ---------          ---------
Gregory W. Slayton           11,131           17.2%           10.50          8/7/2010   $128,855          $ 141,419
                            200,000                            5.50         12/6/2010  1,337,057          1,610,510
                            150,000                           20.00         12/6/2010  3,646,519          4,392,300
                            150,000                           30.00         12/6/2010  5,469,778          6,588,450

Sharon S. Chiu                5,304           1.9%            10.50          8/7/2010     61,400             67,387
                             50,000                            5.50         12/6/2010    334,264            402,628

Joseph Cortale               70,000           3.0%             5.50         12/6/2010    467,970            563,679
                             20,000                           20.00         12/6/2010    486,203            585,640

----------
(1) The options in this table have an exercise price equal to the fair market value of our common stock on the date of grant. For each grant, 100% of the options become exercisable 48 months after grant date, with acceleration of such vesting in the event of certain change in control transactions (with the exception of the 11,131 shares granted to Mr. Slayton and 5,304 shares granted to Ms. Chiu).With respect to the 11,131 shares granted to Mr. Slayton and 5,304 shares granted to Ms. Chiu, 100% of these options become exercisable 24 months after grant date. All options expire ten years from the original date of grant. These options were granted under our 1995 Equity Incentive Plan.

(2) Based on options to purchase 2,976,321 shares of our common stock granted in the fiscal year ended December 31, 2000.

(3) The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. We may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of our common stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding stock options exercised by the Named Executive Officers during the last fiscal year that ended December 31, 2000. The table also provides the number of shares of our common stock covered by stock options as of the end of the fiscal year and the value of "in-the-money" stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the last fiscal year. No stock appreciation rights were outstanding during fiscal year 2000.


                                                             Number of Securities      Value of Unexercised
                                                            Underlying Unexercised    In-the-Money Options at
                                Shares                       Options at FY-End (#)     December 31, 2000 ($)
                             Acquired on    Value Realized       Exercisable/              Exercisable/
           Name              Exercise (#)      ($) (2)           Unexercisable           Unexercisable (1)
------------------------     ------------   --------------  ----------------------     ----------------------
Gregory W. Slayton              40,000         675,020          634,322/1,591,131        $2,314,468/835,532
Sharon S. Chiu                  66,454         830,036          101,260/228,850          $  366,924/114,459
Joseph Cortale                  20,000         215,600          161,364/330,000          $  537,969/122,957

----------
(1) Based on the $5.50 per share closing price of our common stock on December 29, 2000 on the Nasdaq National Market, less the exercise price of the options.

(2) Value realized is calculated based on the closing price of our common stock as reported on the Nasdaq Stock Market on the date or dates of exercise minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.


            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

         Employment Agreement. Effective November 18, 1999, we entered into an employment agreement with Gregory Slayton which provided that he would continue to serve as our CEO and President on an at-will basis. This agreement provides that Mr. Slayton will receive a salary of $300,000 per year and be eligible to receive an incentive bonus of up to $100,000 based on the attainment of specific performance goals.

         Also under this agreement, Mr. Slayton received options to purchase 400,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on November 18, 1999. These options vest ratably over four years. In the event of Mr. Slayton's termination without "cause" following a "change of control" (as these terms are defined below), the vesting and exercisability of these options shall accelerate fully so that 100% of the options shall be vested and exercisable. Additionally, if Mr. Slayton remains employed by us following a change of control, then the vesting and exercisability of these options will accelerate between 65% and 100% based upon the price of our common stock at that time.

         As used in this employment agreement, a "change of control" generally means either the sale of 50% or more of our assets, or a merger or acquisition by a third that results in our stockholders immediately prior to the transaction owning less than 50% of the voting securities of the surviving entity after the transaction.

         As used in this employment agreement, "cause" generally means:

         o the conviction of, a guilty plea with respect to, or a plea of nolo contendre to a felony charge or a crime involving moral turpitude;

         o    a material breach by Mr. Slayton of any agreement with us;

         o    willful misconduct;

         o    significant failure of performance or gross neglect of duties; or

         o engagement in any activity that constitutes a material conflict with our interests.

         Change of Control Arrangements. We have entered into various option grants with each of our Named Executive Officers (i.e., Gregory Slayton, Sharon Chiu and Joseph Cortale) that provides for accelerated vesting on in the event that the officer is terminated without "cause", or involuntarily terminates his or her employment with us within the 24 months immediately following a "change of control".

         As used in these executive option grants, "cause" means the termination of employment due to:

         o the willful and continued failure of the officer to substantially perform the officer's normally required duties with us for 10 days after notice of such failure;

         o    the commission of any act of fraud, embezzlement or dishonesty;

         o any unauthorized use or disclosure of our confidential information or trade secrets; or

         o any other intentional misconduct adversely affecting our business or affairs in a material manner.

         As used in these executive option grants, "change of control" means our merger or consolidation into or with another corporation or other entity, or the sale, transfer or other disposition of all or substantially all of our assets or our capital stock, or any reorganization, recapitalization or similar transaction, at the conclusion of which the holders of our voting securities immediately prior to such transaction own less than a majority of the voting securities of the surviving entity.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

                          Compensation Committee REPORT
                            on Executive Compensation

         The Compensation Committee of the Board of Directors for 2000 was composed of Messrs. Wood, Niehaus and Woods from January to July and Messrs. Love, Niehaus and Woods from July to December, neither of whom is currently an officer or employee. The Compensation Committee for 2001 will be composed of Messrs. Love, Niehaus and Woods. The Compensation Committee is responsible for setting and administering the policies and program governing annual compensation of our executive officers.

Compensation Philosophy

         The objectives of the compensation program are to align compensation with business objectives and performances and to enable us to attract, develop, reward and retain executive officers and key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. A key element of this philosophy is that we will compensate competitively with other leading publicly traded technology companies of similar size and will offer stock options and bonuses.

Base Salary

         The salary levels for our executive officers are reviewed on an annual basis, comparing executive salary ranges against market data of companies that compete for the same talent pool (predominantly high-technology and other software companies) and with other companies with annual revenues similar to ours. The Compensation Committee also takes into account our overall level of performance as measured by our operating income. As recommended by the Chief Executive Officer, all executive salaries for fiscal year 2000 were increased to be more competitive with the salaries of other leading technology companies of similar size.

Bonus Plan

         The Company-wide 2000 bonus plan applies to all of our regular employees. This bonus plan has four quarterly payment periods. At the close of business of each quarter end, the bonus is calculated based on our overall quarterly performance as well each employees performance against pre-set objectives. The attainment of performance against pre-set objectives will determine the bonus payout rate. Such bonus rate for each employee is pro rata based on qualifying salaries. Distribution of the bonuses are set at 50% of earned bonuses to be paid on May 5, August 5, and November 5, for the first 3 quarters and the unpaid 50% quarterly bonus with the 4th quarter's bonus are distributed on March 5 of the following year. The bonus payment for executive officers listed in the "Summary Compensation Table" represents bonus paid out in for the 4th quarter 1999 and the first three quarter of 2000's bonus portion.

Long Term Compensation

         Stock options are granted to provide long-term incentives that correlate to the growth, success and profitability of our business, aligning the interest of our executives with our stockholders. Options granted to date are exercisable in the future at the fair market value of our common stock as of the date of the grant, so that an executive officer granted an option is rewarded only in the event there is appreciation in the price of our stock. The option also has vesting periods in order to encourage our executives to continue in our employment. The Compensation Committee determines the number of shares based on our business plans, the executives' responsibility, their performance, their existing compensation package and competitive practices of other comparable positions of similar size companies.

         The Compensation Committee believes that employees' performance and achievement are the key contributors to long-term value for our stockholders. The Compensation Committee has adopted a performance-based compensation that also takes into competitive practices into consideration. The Compensation Committee believes that the most important key to serve our stockholders' value is to be able to retain, motivate and attract talented and capable executive officers. Accordingly, equity compensation in the form of stock options is vital to achieve this goal and our long-term success.

Compensation of the Chief Executive Officer

         Gregory W. Slayton has served as our President and Chief Executive Officer since December 1997. His base salary for fiscal year 2000 was $300,000. Mr. Slayton also received a bonus for his services during fiscal year 2000 in the amount of $57,333 and four stock option grants to purchase a total of 511,131 shares of our common stock.

         The factors discussed above in "Base Salary," "Bonus Plan," and "Long Term Compensation" were also applied in establishing the amount of Mr. Slayton's salary, bonus and stock option grants for fiscal year 2000. In addition, the Compensation Committee relied on a salary survey of similarly situated chief executive officers, our overall performance during each fiscal quarter of 2000 and Mr. Slayton's attainment of predefined objectives.

Deductibility of Executive Compensation

         The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by us to each of our executive officers is expected to be below $1 million and the committee believes that options granted under our stock option plans to these officers will meet the requirements for qualifying as performance-based, the committee believes that
Section 162(m) will not affect the tax deductions available to us with respect to the compensation of its executive officers.

         It is the compensation committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:

                                          Emerick Woods, Chairman
                                          Edwin Niehaus
                                          Howard Love


Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee is a former or current officer or employee of the Company.

                             Audit Committee Report

         The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors in June 2000, which is included in this proxy statement as Appendix
A. The members of the Audit Committee for 2001 are Randy M. Haykin, David P. Mans and Gary Daichendt. Each of the members of the Audit Committee for 2001 is independent as defined by the Nasdaq Marketplace Rules other than

         Mr. David Mans was an employee of the Company during the first three months of 1997, and was therefore deemed not to be independent under Nasdaq rules in 2000. Mr. Mans satisfies the Nasdaq rules for 2001. Mr. Mans has been a director of the Company since 1988 and a member of its Audit Committee since 1995. Given Mr. Mans' familiarity with the Company, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to continue Mr. Mans service on the Audit Committee.

         The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as our independent accountants. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

         The Audit Committee held four meetings during the fiscal year 2000. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent public accountants, KPMG. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent accountants.

         The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, KPMG as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence from us.

         Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                           Audit Committee:

                                           Randy M. Haykin
                                           David P. Mans
                                           Gary J. Daichendt


                       FEES BILLED BY INDEPENDENT AUDITORS

         During the fiscal year ended December 31, 2000, KPMG billed the fees set forth below. The Audit Committee has concluded that KPMG's provision of non-audit services are compatible with maintaining its independence.

         Audit Fees                                                   $181,200
         All other Fees (consisting primarily of fees
            for tax preparation)                                      $100,700

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on our common stock for the last five full fiscal years with the cumulative total return on the Nasdaq National Market -U.S. Index and the S&P Small Cap 600 Information Technology Index for the same period. The graph assumes that $100 was invested in our common stock and in each of the comparative indexes on December 31, 1995 and all dividends were reinvested. The comparisons in the graph below are based on the dates indicated and are not intended to forecast or predict the possible future performance of our common stock.

                 Comparison of 5 Years Cumulative Total Return*
          Among ClickAction Inc., The NASDAQ Stock Market (U.S.) Index
                and the S&P SmallCap 600 (Info Technology) Index

                               [LINE GRAPH OMITTED]



* $100 invested on 12/31/95 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                             CERTAIN TRANSACTIONS

         In March 2000, we issued and sold an aggregate of 254,776 shares of our common stock in private placements to certain strategic and institutional investors for an average price per share of $20.61. The proceeds from this issuance were approximately $5.2 million. In connection with these transactions, we also issued warrants entitling the investors to purchase an aggregate of 25,478 shares of our common stock over a three year period with exercise prices equal to the fair market value of our common stock on the warrant issuance dates.

         In June and July 2000, we issued and sold an aggregate of 716,646 shares of common stock in private placements to certain strategic and institutional investors for an average price per share of $14.07. The proceeds from this issuance were approximately $10.1 million. In connection with these transactions, we also issued warrants entitling the investors to purchase an aggregate of 71,666 shares of our common stock over a three year period at an average per share price of $14.07.


           COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2000, except that an initial report of ownership was inadvertently filed late by Randy M. Haykin, one of our directors.


                                  OTHER MATTERS
Other Business

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report to Stockholders and Annual Report on Form 10-K

         A copy of the 2000 Annual Report to Stockholders accompanies this Proxy Statement. Our annual report on Form 10-K for the year ended December 31, 2000, as filed with the SEC, is available at no charge to stockholders upon written request at our business address. Copies may also be obtained without charge through the EDGAR system at www.sec.gov.

                                         By Order of the Board of Directors



                                         Sharon S. Chiu
April 18, 2000                           Secretary

                                    EXHIBIT A

                                 CLICKACTION INC.

                         Charter for the Audit Committee
                            of the Board of Directors

Purpose

         The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of ClickAction Inc. (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. It fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

Charter Review

         The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).

Membership

         The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD") or otherwise qualify to serve on the Audit Committee in accordance with such rules. The Board will appoint a Chair or if none is designated, the members of the Committee may designate a Chair by majority vote of the Committee membership. Each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities

         The responsibilities of the Audit Committee include:

         1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;
         2. Reviewing the plan for the audit and related services at least annually;
         3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;
         4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

         5. Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;
         6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;
         7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;
         8. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;
         9. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;
         10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;
         11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;
         12.  Overseeing the effectiveness of the internal audit function;
         13. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and
         14. Ensuring that the Company make any appropriate certifications required by the NASD.

         In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it. Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

         The Committee shall meet at least two times annually and at such other times as the Board or the members of the Committee deem necessary. The Audit Committee Chair shall prepare an agenda in advance of each meeting. The Committee shall meet at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Such meeting may be held privately in executive session. In addition, the Committee or its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors review procedures. If such quarterly communication is by the Chair, the Chair shall communicate such findings to each member of the Committee, after which any individual member of the Committee shall have the right to call a meeting to review the Company's financial statements and discuss such findings.

Reports

         The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

                    Independence under NASD Rule 4200(a)(14)

         To be considered an "independent" director under the NASD Rules, the audit committee member must satisfy the definition contained in NASD Rule 4200(a)(14). This rule provides:

                  "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

                           (A) a director who is employed by the corporation or
                  any of its affiliates for the current year or any of the past three years;

                           (B) a director who accepts any compensation from the
                  corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                           (C) a director who is a member of the immediate
                  family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

                           (D) a director who is a partner in, or a controlling
                  shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

                           (E) a director who is employed as an executive of
                  another entity where any of the company's executives serve on that entity's compensation committee.

                                    EXHIBIT B


                                CLICKACTION INC.

                           2001 EQUITY INCENTIVE PLAN

                          EFFECTIVE AS OF MAY 24, 2001


SECTION 1.        INTRODUCTION.

The Company's Board of Directors adopted the ClickAction Inc. 2001 Equity Incentive Plan on April 13, 2001 (the "Adoption Date"). The Plan is effective on the date the Company's stockholders approve the Plan.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest; to encourage such selected persons to continue to provide services to the Company, and to attract to the Company new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Stock Appreciation Rights and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement.

SECTION 2.    DEFINITIONS.

        (a) "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

        (b) "Award" means any award of an Option, SAR, Stock Unit or Restricted Stock under the Plan.

        (c) "Board" means the Board of Directors of the Company, as constituted from time to time.

        (d) "Change In Control" means, except as may otherwise be provided in a Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement, the occurrence of any of the following:

                    (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                    (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets; or

                    (iii) A complete liquidation or dissolution of the Company.

        (e)   "Code" means the Internal Revenue Code of 1986, as amended.

        (f) "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

        (g)   "Common Stock" means the Company's common stock.

        (h)   "Company" means ClickAction, Inc., a Delaware corporation.

        (i) "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee, Director or a Non-Employee Director.

        (j) "Director" means a member of the Board who is also an Employee.

        (k) "Disability" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (l) "Employee" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n) "Exercise Price" means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

        (o) "Fair Market Value" means the market price of Shares, determined by the Committee as follows:

              (i) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the last trading price reported by the applicable composite transactions report for the day of determination;

              (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last trading price quoted by the NASDAQ system for the day of determination;

              (iii) If the Shares were traded over-the-counter on the
                    date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for the day of determination; and

              (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        (p)   "Grant" means any grant of an Award under the Plan.

        (q) "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

        (r) "Key Employee" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

        (s) "Non-Employee Director" means a member of the Board who is not an Employee.

        (t) "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

        (u) "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

        (v) "Optionee" means an individual, estate or other entity that holds an Option.

        (w) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (x) "Participant" means an individual or estate or other entity that holds an Award.

        (y) "Plan" means this ClickAction, Inc. 2001 Equity Incentive Plan as it may be amended from time to time.

        (z)   "Restricted Stock" means a Share awarded under the Plan.

        (aa)  "Restricted Stock Agreement" means the agreement described in
              Section 8 evidencing each Award of Restricted Stock.

        (bb) "SAR Agreement" means the agreement described in Section 9 evidencing each Award of a Stock Appreciation Right.

        (cc)  "Securities Act" means the Securities Act of 1933, as amended.

        (dd) "Service" means service as an Employee, Director, Non-Employee Director or Consultant.

        (ee)  "Share" means one share of Common Stock.

        (ff) "Stock Appreciation Right" or "SAR" means a stock appreciation right awarded under the Plan.

        (gg)  "Stock Option Agreement" means the agreement described in
              Section 6 evidencing each Grant of an Option.

        (hh) "Stock Unit" means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

        (ii)  "Stock Unit Agreement" means the agreement described in
              Section 8 evidencing each Award of Stock Units.

        (jj) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (kk) "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.


SECTION 3.        ADMINISTRATION.

        (a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act. Notwithstanding the previous sentence, failure of the Committee to satisfy the requirements of Rule 16b-3 shall not invalidate any Awards granted by such Committee.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

        (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

              (i) selecting Key Employees who are to receive Awards under the Plan;

              (ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

              (iii)  interpreting the Plan; and

              (iv) making all other decisions relating to the operation of the Plan.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        (c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.    ELIGIBILITY.

        (a) General Rules. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

        (b) Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

        (c) Non-Employee Director Options. Non-Employee Directors shall be eligible to receive Options as described in this Section 4(c).

              (i) Each eligible Non-Employee Director shall automatically be granted an NSO to purchase 40,000 Shares (subject to adjustment under Section 10) as a result of his or her initial election or appointment as a Non-Employee Director after the effective date of the Plan (an "Initial Grant"). On each anniversary of his or her Initial Grant or earlier election or appointment as a Non-Employee Director, each eligible Non-Employee Director shall receive an NSO to purchase 10,000 Shares (subject to adjustment under Section
                     10). All NSOs granted pursuant to this Section 4(c) shall vest and become exercisable with respect to one-forty-eighth (1/48) of the Shares at the end of the calendar month following the month of grant and at the end of each of the 47 months thereafter, provided the holder is serving as a Non-Employee Director as of each such vesting date.

              (ii) Notwithstanding Section 11, all NSOs granted to a Non-Employee Director under this Section 4(c) shall become exercisable in full in the event of a Change in Control with respect to the Company.

              (iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, payable in one of the forms described in Section 7.

              (iv)   All NSOs granted to a Non-Employee Director under this
                     Section 4(c) shall terminate on the earliest of:

                     (1)  The 10th anniversary of the date of grant;

                     (2) The date that is eighteen (18) months following the termination of such Non-Employee Director's Service due to death; or

                     (3) The date that is three (3) months after the termination of such Non-Employee Director's Service for any reason other than death.

SECTION 5.    SHARES SUBJECT TO PLAN.

              (a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 1,700,000.

              (b) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.

              (c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards whether or not such dividend equivalents are converted into Stock Units.

              (d) Limits on Options and SARs. No Key Employee shall receive Options to purchase Shares and/or SARs during any fiscal year covering in excess of 800,000 Shares.

SECTION 6.    TERMS AND CONDITIONS OF OPTIONS.

              (a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

              (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

              (c) Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

              (d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

              (e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

              (f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

              (g) No Rights as Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

              (h) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7.        PAYMENT FOR OPTION SHARES.

              (a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

                     (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

                     (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

              (b) Surrender of Stock. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

              (c) Promissory Note. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

              (d) Other Forms of Payment. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8.    TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK
              UNITS.

              (a) Time, Amount and Form of Awards. Awards under this Section 8 may be granted in the form of Restricted Stock or in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

              (b) Agreements. Each Award of Restricted Stock or Stock Units under the Plan shall be evidenced by a Restricted Stock Agreement or Stock Unit Agreement between the Participant and the Company. Such Awards shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Agreement. The provisions of the various Agreements entered into under the Plan need not be identical.

              (c) Payment for Restricted Stock or Stock Unit Awards. Restricted Stock or Stock Units may be issued with or without cash consideration under the Plan.

              (d) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash,
                     (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to
                     Section 10.

              (e) Vesting Conditions. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the applicable Agreement. An Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

              (f) Assignment or Transfer of Restricted Stock or Stock Units. Except as provided in Section 13, or in a Restricted Stock Agreement or Stock Unit Agreement, or as required by applicable law, a Restricted Stock or Stock Unit Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(f) shall be void. However, this Section 8(f) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stock or Stock Unit Awards in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stock or Stock Unit Awards by will or by the laws of descent and distribution.

              (g) Death of Stock Units Recipient. Any Stock Units Award that becomes payable after the Award recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient's death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

              (h) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

              (i) Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

              (j) Stock Units Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

              (k) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

              (a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

              (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

              (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

              (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

              (e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

              (f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10.   PROTECTION AGAINST DILUTION.

              (a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its reasonable discretion, deems appropriate in order to prevent the dilution or enlargement of rights hereunder in one or more of:

                     (i) the number of Shares available for future Awards and the per person grants and Share limits under Sections 4(c) and 5;

                     (ii) the number of Shares covered by each outstanding Award; or

                     (iii) the Exercise Price under each outstanding SAR or
                           Option.

              (b) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 11.       EFFECT OF A CHANGE IN CONTROL.

         In the event of a Change in Control with respect to the Company, outstanding Awards shall be subject to any applicable agreement of merger or reorganization. In the event of a Change in Control in which any surviving corporation does not assume or substitute comparable Awards, the vesting of such Awards shall accelerate and such Awards shall terminate if not exercised prior to the consummation of the Change in Control.

SECTION 12.       LIMITATIONS ON RIGHTS.

              (a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

              (b) Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in
                     Section 10.

              (c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13.   WITHHOLDING TAXES.

              (a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

              (b) Share Withholding. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 14.   DURATION AND AMENDMENTS.

              (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its approval by the Company's stockholders. To the extent required by applicable law, the Plan shall terminate on the date that is 10 years after its original adoption by the Board and may be terminated on any earlier date pursuant to Section 14(b).

              (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 15.       EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.


                                       CLICKACTION INC.



                                       By
                                        ---------------------------------------

                                      Title
                                          -------------------------------------

                                                                     1408-PS-01

April 19, 2001

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 1:00 p.m. on Thursday, May 24, 2001, at ClickAction Inc. located at 2197
E. Bayshore Road, Palo Alto, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.


                                                  Sincerely,


                                                  Sharon S. Chiu
                                                  Secretary


                                   DETACH HERE

  [X]    Please mark
         votes as in
         this example.

1. Election of Directors
   Nominees: David P. Mans, Gregory W. Slayton, Gary J. Daichendt,
   Howard M. Love, Jr., Edwin R. Niehaus, III, Randy M. Haykin, and Emerick M. Woods.
                                                FOR              WITHHELD



                                          --------------------------------------
                                          For all nominees except as noted above


                                                  FOR      AGAINST       ABSTAIN
2. Proposal to adopt our 2001 Equity Incentive
   Plan, authorizing the issuance of up to
   1,700,000 shares of common stock under

3. Ratification of selection of auditors

                                     MARK HERE             MARK HERE
                                     FOR ADDRESS           IF YOU PLAN
                                     CHANGE AND            TO ATTEND
                                     NOTE AT LEFT          THE MEETING

                            Please vote and sign exactly as your name(s) appear. If more than one name appears, all must sign.


Signature                          Date
         -------------------------     ----------

Signature                          Date
         -------------------------     ----------

                                CLICKACTION INC.
             Proxy Solicited on Behalf of the Board of Directors of
                  the Company for Annual Meeting, May 24, 2001

P
R          The undersigned hereby appoints David P. Mans and Gregory W. Slayton,
O        and each of them, as proxies, each with the power of substitution, and
X        hereby authorizes them to vote all shares of Common Stock which the
Y undersigned is entitled to vote at the 2001 Annual Meeting of the Company, to be held at the principal office of the Company located at 2197 E. Bayshore Road, Palo Alto, California 94303 on Thursday,
         May 24, 2001 at 1:00 p.m. local time, and at any adjournments or postponements therof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

           The undersigned hereby acknowledge receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and (3) Annual Report of the Company for the fiscal year ended December 31, 1999.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU ARE URGED TO SIGN AND PRMOPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY REPRESENTED AT THE MEETING.

                                                                     SEE REVERSE
              CONTINUED AND TO BE SIGNED ON REVERSE SIDE                 SIDE